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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 11, 1999


                         Commission file number 0-22332

                           INSITE VISION INCORPORATED
             (Exact name of registrant as specified in its charter)


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
              DELAWARE                                       94-3015807
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)
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                               965 ATLANTIC AVENUE
                                ALAMEDA, CA 94501
          (Address of Principal Executive Offices, including Zip Code)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (510) 865-8800

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Item 5. Other Events

     In a press release disseminated on November 11, 1999 (the "Press Release"), InSite Vision Incorporated (the "Company") publicly announced that, as of November 11, 1999, it had signed an agreement to license the ISV-900 technology for diagnostic, prognostic and therapeutic applications to Pharmacia & Upjohn, Inc ("P&U"). The transaction consists of three parts, the ISV-900 Project Agreement, Stock Purchase Agreement and Credit Agreement.

ISV-900 Project Agreement

     The ISV-900 Project Agreement is between Pharmacia & Upjohn AB, a Swedish corporation ("P&U AB") and the Company. In this agreement P&U AB was granted an exclusive worldwide license and sublicense to the Company's ISV-900 technology, including rights to patents and know how related thereto, for diagnostic, prognostic and therapeutic applications. The agreement provides the Company with a $5.0 million up front licensing fee, up to $5.0 million in research and development payments to the Company over the next three years, and the potential for up to $3.0 million in milestone payments, and royalties on the sales of the product if it is successfully commercialized.

Stock Purchase Agreement

     The Stock Purchase Agreement is between P&U AB and the Company. This agreement provides for a $2.0 million equity investment in the Company by P&U AB to be made 45 business days subsequent to the date of the agreement. The price of the shares to be issued will be determined at that time and will be based on an average of the market price of the Company's common stock on the American Stock Exchange. The agreement also provides for a standstill period of thirty
(30) months during which P&U and its subsidiaries will not purchase additional shares of the Company, other than those provided for under any existing agreements between the companies, without the prior written consent of the Company. This standstill period will terminate earlier if certain actions are taken by other parties to acquire more than a 9.99% interest in the stock of the Company or if any other party announces their intention to assume control of the Company, whether by tender offer, merger, proxy contest or otherwise.

Credit Agreement

     The Credit Agreement is between P&U and the Company. This agreement provides for a $4.0 revolving line of credit to be made available to the Company on November 11, 2001 for a period of three (3) years. Any amounts drawn on the line will bear interest at a rate of three percent (3%) over the prime rate announced by Chase Manhattan Bank in New York City. At the Company's discretion, repayments on the line may be made in cash at any point, or the total amount due at the end of the loan period may be paid by issuance of the Company's stock at a twenty five percent (25%) premium to the average market price of the stock for a period prior to the end of the loan period. The loan provides for certain affirmative and negative covenants as well as other terms and conditions.

     A copy of the Press Release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements

     The registrant has determined that no financial statements are required to be filed pursuant to this item.

     (b)  Pro Forma Financial Information

     The registrant has determined that no pro forma financial information is required to be filed pursuant to this item.

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     (c)  Exhibits

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Exhibit No.      Description
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   99            Press Release dated November 11, 1999
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 1999                 InSite Vision Incorporated
                                               (Registrant)



                                        By: /s/ S. Kumar Chandrasekaran
                                            ------------------------------------
                                        Name: S. Kumar Chandrasekaran, Ph.D.
                                        Title: Chief Executive Officer

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                           InSite Vision Incorporated
                                  Exhibit Index
                                   to Form 8-K


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Exhibit No.     Description
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    99          Press Release dated November 11, 1999
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